Exhibit 23.1


                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Concepts Direct, Inc. 1998 Non-Employee Directors Stock Option Plan of our report dated February 19, 1998, with respect to the financial statements and schedule of Concepts Direct, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP



Denver, Colorado
October 28, 1998